EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the Quarterly Report of New York & Company, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended October 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard P. Crystal, Chairman, Chief Executive Officer and President of the Company, and I, Ronald W. Ristau, Chief Operating Officer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge,:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard P. Crystal
Richard P. Crystal
December 13, 2004	Chairman, Chief Executive Officer and
President

/s/ Ronald W. Ristau
Ronald W. Ristau
December 13, 2004	Chief Operating Officer and Chief Financial Officer